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                                                                   EXHIBIT 23(A)
                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the LTX Corporation 2001 Stock Plan for the registration of 2,425,000 shares of its common stock, of our report dated August 26, 2002, with respect to the consolidated financial statements and schedules of LTX Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 2002, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Boston, Massachusetts
December 19, 2002